     Exhibit 10.21
THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE
CONDITIONS ON TRANSFER SPECIFIED IN THE STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 22, 2005, BY
AND AMONG GLOBAL MONITORING SYSTEMS, INC., THE REGISTERED HOLDER AND OTHER STOCKHOLDERS OF THE
COMPANY (AS AMENDED FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”). A COPY OF SUCH
CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.
WARRANT

Date of Issuance:	Certificate No. W-
     FOR VALUE RECEIVED, Mirion Technologies, Inc., a Delaware corporation (the “Company”), hereby grants to                      or its registered assigns (the “Registered Holder”) the right to purchase                     shares of the Company’s Common Stock (as further adjusted from time to time, the “Exercise Shares”) at a price per share of $                     (as adjusted from time to time hereunder, the “Exercise Price”). This Warrant is one of one or more Warrants issued by the Company (collectively, the “Warrants”). Certain capitalized terms used herein are defined in Section 4 hereof. Certain capitalized terms used and not defined herein are defined in the Stockholders Agreement. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the Exercise Price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.
     This Warrant is subject to the following provisions:
     Section 1. Exercise of Warrant.
     1A. Exercise Period and Amount. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant for the Exercise Shares at any time and from time to time after the Exercise Event and up to and including the Expiration Date (the “Exercise Period”). The Company will give the Registered Holder written notice of the expiration of this Warrant at least 30 days but not more than 90 days prior to the Expiration Date. The Registered Holder shall have the right to exercise the Warrants at any time prior to an Exercise Event, pending the occurrence of such Exercise Event.
          (i) Exercise Procedure. This Warrant will be deemed to have been exercised when the Company has received all of the following items (the “Exercise Time”):

          (a) a completed Exercise Agreement, as described in Section 1B below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);
          (b) this Warrant;
          (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto properly executed evidencing the assignment of this Warrant to the Purchaser, in compliance with the provisions set forth in Section 6 hereof; and
          (d) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the “Aggregate Exercise Price”); provided, however, that the Registered Holder may exercise this Warrant in whole or in part by the surrender of this Warrant to the Company, with a duly executed Exercise Agreement marked to reflect “Net Issue Exercise” and specifying the number of shares of Common Stock to be purchased and upon such Net Issue Exercise, the Registered Holder shall be entitled to pay the exercise price for Common Stock purchased hereunder by cancellation of a number of shares of Common Stock to be purchased hereunder, valued at Fair Market Value less the Exercise Price thereof.
          (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within five Business Days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and will, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.
          (iii) The Common Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.
          (iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant will be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant will, upon exercise of this Warrant in accordance with the terms hereof and payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof. Unless the shares of Common Stock issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended, each certificate representing any such shares shall bear a legend substantially in the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS AND NEITHER THESE SECURITIES NOR ANY INTEREST HEREIN MAYBE OFFERED, SOLD, TRANSFERRED, PLEDGED OR

OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”
     Such shares may be subject to additional restrictions on transfer imposed under the terms of the Stockholders Agreement or applicable state and federal securities law.
          (v) The Company will not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.
          (vi) The Company shall provide reasonable assistance and cooperation to any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings reasonably required to be made by the Company).
          (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.
          (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock that are so issuable shall, when issued in accordance with the terms of this Warrant, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges but subject to the Subscription Agreement and the Stockholders Agreement. The Company shall take all such actions as may be reasonably necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).
     1B. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement will be substantially in the form set forth in Exhibit I hereto, except that if the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement will also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued and will be accompanied by a properly executed Assignment (as required by Section 6 hereof), and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered (and if such Person is other than the Person in whose name this Warrant is then registered, will be accompanied by a properly executed Assignment (as required by Section 6)). Such Exercise Agreement will be dated the actual date of execution thereof.
     1C. Fractional Shares. If a fractional share of Common Stock would, but for the provisions of paragraph 1A, be issuable upon exercise of the rights represented by this Warrant, the Company will, within five Business Days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between Fair Market Value of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.
     Section 2. Adjustment of Number of Exercise Shares. In order to prevent dilution of the rights granted under this Warrant, the number of Exercise Shares shall be subject to adjustment from time to time as provided in this Section 2.
     2A. Adjustment of Number of Exercise Shares upon Issuance of Shares of Common Stock or Stock Equivalents. If and whenever on or after the Closing Date the Company issues or sells, or in accordance with paragraph 2B is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Fair Market Value per share of Common Stock at the time of issuance or sale (not including the issuance of shares of Common Stock pursuant to the exercise of Warrants issued on the Date of Issuance of the Warrants and not including the exercise of any options to purchase Common Stock issued or reserved for issuance under the Company’ s 2006 Stock Option Plan, then forthwith upon such issue or sale, the Exercise Shares will be increased by multiplying such number by a fraction (A) the numerator of which is the Fair Market Value per share of Common Stock at the time of such issue and sale and (B) the denominator of which is determined by dividing (1) the product derived by multiplying the Fair Market Value per share of Common Stock at the time of such issue or sale times the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such sale, plus (2) the aggregate consideration, if any, received by the Company upon such issue or sale, by (3) the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately after such sale.
     2B. Effect on Exercise Shares of Certain Events. For purposes of determining the adjusted Exercise Shares under Section 2A above, the following will be applicable:
          (i) Issuance of Stock Equivalents. If the Company in any manner grants or issues Stock Equivalents and the lowest price per share of Common Stock for which any one share of Common Stock of the Company or analogous economic right is issuable upon the exercise of any such Stock Equivalent is less than the Fair Market Value at the time of the granting or issuing of such Stock Equivalent, then such shares of Common Stock will be deemed to have been issued and sold by the Company for such price per share of Common Stock. For purposes of this paragraph, the “lowest price per share of Common Stock for which any one share of Common Stock or analogous economic right is issuable” will be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one (1) share of Common Stock or analogous economic right upon the exercise of the Stock Equivalent (whether by conversion, exchange or otherwise) or other similar indication of the price per share of Common Stock as of the time of granting (such as the floor value for stock appreciation rights). No further adjustment of the Exercise Shares will be made upon the actual issue of such shares of Common Stock or upon the exercise of any rights under the Stock Equivalents.

          (ii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Stock Equivalent, the additional consideration, if any, payable upon the issue, conversion or exchange of any Stock Equivalent, or the rate at which any Stock Equivalent is convertible into or exchangeable for shares of Common Stock changes at any time, the Exercise Shares in effect at the time of such change will be readjusted to the Exercise Shares that would have been in effect at such time had such Stock Equivalent provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in a decrease in the Exercise Shares then in effect, such adjustment will not be effective until 30 days after written notice thereof has been given by the Company to all Registered Holders of the Warrants.
          (iii) Treatment of Expired and Unexercised Stock Equivalents. Upon the expiration of any Stock Equivalent or the termination of any right to convert or exchange any Stock Equivalent without the exercise of such Stock Equivalent, the Exercise Shares then in effect will be adjusted to the Exercise Shares which would have been in effect at the time of such expiration or termination had such Stock Equivalent, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that, if such expiration or termination would result in a decrease in the Exercise Shares then in effect, such decrease shall not be effective until 30 days after written notice thereof has been given by the Company to all holders of the Warrants.
          (iv) Calculation of Consideration Received. If any shares of Common Stock or Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company. In case any shares of Common Stock or Stock Equivalents are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the Fair Market Value of such consideration. In case any shares of Common Stock or Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock or Stock Equivalents, as the case may be.
          (v) Integrated Transactions. In case any Stock Equivalent is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Stock Equivalent by the parties thereto, the Stock Equivalent will be deemed to have been issued for Fair Market Value if the entire integrated transaction is for Fair Market Value.
          (vi) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or Stock Equivalents or (8) to subscribe for or purchase Common Stock or Stock Equivalents, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     2C. Subdivision or Combination of Common Stock. Without duplication of Section 2A, if the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Shares in effect immediately prior to such subdivision will be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Shares in effect immediately prior to such combination will be proportionately decreased and the Exercise Price proportionately increased.
     2D. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets with, into or to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, assets or other property with respect to or in exchange for Common Stock is referred to herein as “Organic Change”; provided that, conversion of the Company’s Preferred Stock into Common Stock will not be considered to be an Organic Change. Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) to ensure that each of the Registered Holders of the Warrants will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder’s Warrant, such shares of stock, securities, assets or other property (“Exchangeable Property”) as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder’s Warrant had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Registered Holders of the Warrants representing a majority of the shares of Common Stock obtainable upon exercise of all Warrants then outstanding) with respect to such holders’ rights and interests to ensure that the provisions of this Section 2 and Sections 3 and 5 hereof will thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price in proportion to the Exchangeable Property receivable for each share Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of Exercise Shares). The Company will not effect any such Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the purchasing corporation assumes by written instrument (in form and substance reasonably satisfactory to the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each such holder Exchangeable Property as, in accordance with the foregoing provisions, such holder may be entitled to acquire.
     2E. Notices.
          (i) Promptly upon any adjustment of the Exercise Shares, the Company will give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Company will give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.
          (iii) The Company will also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation will take place.
     Section 3. Dividends
     3A. In the event that, during the term of the Warrants, the Company pays any cash dividend or makes any cash distribution to any holder of Common Stock, the Registered Holder shall be entitled to receive in respect of its Warrant a dilution fee in cash (the “Dilution Fee”) on the date of payment of such dividend or distribution, which Dilution Fee shall be equal to the difference between (a) the product of (i) the highest amount per share paid to holders of Common Stock times (ii) the number of Exercise Shares to which the Holder is then entitled. No such dividend or distribution shall be paid unless the Registered Holder shall have received advance written notice thereof at least 10 days prior to the record date therefor.
     3B. If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a “Liquidating Dividend”), then the Company will pay to the Registered Holder at the time of payment thereof the Liquidating Dividend which would have been paid to the Registered Holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.
     Section 4. Definitions. The following terms have meanings set forth below:
     “Common Stock” means, collectively, Common Stock, $0.001 par value, of the Company and, except for purposes of the shares obtainable upon exercise of this Warrant, any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.
     “Exercise Event” means the earlier to occur of (i) notice of the approval by the Board of Directors of exercise of the Warrant and (ii) a Sale Transaction (as defined in the Stockholders Agreement). The Company will give the Registered Holder fifteen (15) days prior notice of the occurrence of a Sale Transaction.
     “Expiration Date” means December 22, 2015.
     “Fair Market Value” shall have such meaning as assigned to that term in the Stockholders Agreement.

     “Fully Diluted Basis” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of Stock Equivalents then outstanding (including Warrants), regardless of their exercise price or its equivalent.
     “Person” means an individual, a partnership, a limited liability company, joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
     “Stock Equivalents” means any security, option, warrant, right or claim exercisable into, exchangeable for, or convertible to shares of Common Stock or the economic equivalent value of shares of Common Stock (including, by way of illustration, preferred stock and stock appreciation rights).
     Section 5. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights of a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.
     Section 6. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.
     Section 7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the “Warrants.”
     Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (including at the request of the Company an affidavit of the Registered Holder) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
     Section 9. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant will be in writing and will be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered, one Business Day after being so sent or three Business Days after being so deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder’s address as it appears in the records of the Company (unless otherwise indicated by any such holder).
     Section 10. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Common Stock issuable upon exercise of the Warrants; provided that no such action may change the Exercise Price of any Warrants or the number of shares or class of stock obtainable upon exercise of any Warrants without the written consent of the Registered Holders of such Warrants.
     Section 11. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the internal law, and not the conflicts law, of the State of Maryland .
*   *   *   *   *

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

MIRION TECHNOLOGIES, INC.
By:
Name:
Title:

EXHIBIT I
EXERCISE AGREEMENT
     To:
     Dated:
The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-   ), hereby agrees to subscribe for the purchase of                     shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.
☐	Check Box for Net Issue Exercise

Signature

Address

EXHIBIT II
ASSIGNMENT
     FOR VALUE RECEIVED,                      hereby sells, assigns, and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W -   ) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Names of Assignee	Address	No. of Shares

Signature
Name:
Title: